EXHIBIT 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of this 4th day of December, 2006 by and between BUCA, Inc., a Minnesota corporation (the “Company”), and Modesto Alcala (the “Executive”).

WHEREAS, the Company and the Executive previously entered into an Employment Agreement dated as of February 10, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and Executive have determined that Executive’s employment with the Company shall terminate effective January 2, 2007; and

WHEREAS, in consideration for the contributions Executive has made to the business of the Company, the Company has agreed to provide to Executive additional benefits specified below.

NOW THEREFORE, IN CONSIDERATION of the premises and the terms and conditions hereinafter set forth, the parties hereto amend the Employment Agreement as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

2. The Company agrees that so long as Executive remains an employee of the Company through December 31, 2006:

a. the termination of Executive’s employment on January 2, 2007 shall be deemed to be a termination of Executive’s employment by the Company without Cause, and Executive shall then be entitled to the termination payment specified in the Employment Agreement as well as the benefits provided in this Section 2 of this Amendment;

b. Executive shall remain eligible to receive a bonus under the terms of the Employment Agreement for fiscal 2006 to the extent the Company achieves the targets previously determined by the Compensation Committee of the Board of Directors of the Company;

c. the Company shall waive, effective January 2, 2007, the covenants of Executive contained in Section 12(a) of the Employment Agreement;

d. Executive shall be eligible to receive his first six months of COBRA insurance coverage at employee rates;

e. Executive shall receive $12,000 as payment for out-placement services; and

f. Executive’s outstanding restricted stock award shall vest on January 2, 2007 in an amount equal to 21,167 shares and the remaining 20,833 shares shall be forfeited to the Company.

3. All other provisions of the Employment Agreement shall remain in full force and effect.

4. The Employment Agreement, as amended by this Amendment, constitutes the entire understanding and agreement between the Company and Executive with regard to the matters stated herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard to the employment of Executive by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment the date and year first above written.

BUCA, INC.

By:	/s/ Wallace B. Doolin
Its:	Chairman and
Chief Executive Officer

EXECUTIVE

/s/ Modesto Alcala
Modesto Alcala